SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 18, 2010, Discovery Laboratories, Inc. (the “Company”) entered into an Underwriting Agreement with Lazard Capital Markets LLC, as the sole underwriter (the "Underwriter"), related to a public offering of 27,500,000 shares of common stock, par value $.001 per share (“Common Stock”), and warrants to purchase 13,750,000 shares of Common Stock (“Warrants”).  The shares of Common Stock and Warrants are being sold as units (“Units”), with each Unit consisting of (i) one share of Common Stock, and (ii) a Warrant to purchase 0.50 of a share of Common Stock, at a public offering price of $0.60 per Unit, less underwriting commission and discounts (the "Offering").  The Underwriter will purchase the Units at a discount of $0.042 per Unit, representing seven percent (7.0%) of the public offering price, for an aggregate discount of $1,155,000.

The Warrants to be issued in the Offering will generally be exercisable for a period of five years from the date of issuance at an exercise price of $0.85 per share.  The exercise price and number of shares of common stock issuable on exercise of the Warrants will be subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  The exercise price and the amount and/or type of property to be issued upon exercise of the Warrants will also be subject to adjustment if the Company engages in a “Fundamental Transaction” (as defined in the Warrant).

The Offering is expected to close on February 23, 2010, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $15.1 million, assuming no exercise of the Warrants and after deducting underwriting commissions and discounts and estimated expenses payable by the Company associated with the Offering.  The Offering is being made pursuant to a preliminary prospectus supplement dated February 17, 2009, prospectus supplement dated February 18, 2010 and an accompanying prospectus dated June 18, 2009 pursuant to the Company's existing shelf registration statement on Form S-3 (File No. 333-151654), which was filed with the Securities and Exchange Commission (the "Commission") on June 13, 2008 and declared effective by the Commission on June 18, 2008.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Sonnenschein Nath & Rosenthal LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.  A copy of the Underwriting Agreement and the form of Warrant to be issued in connection with the Offering are filed herewith as Exhibits 1.1 and 4.1 and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits

On February 18, 2010, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 8.01.	Other Events.

Reference is made to the description of the Offering in Item 1.01. The Company agreed in the Underwriting Agreement, subject to certain exceptions, not to offer and sell any shares of its Common Stock or securities convertible into or exercisable or exchangeable for shares of its Common Stock for a period of ninety (90) days following the Offering without the written consent of the Underwriter.  However, commencing (a) March 6, 2010, the Company may issue shares of Common Stock pursuant to the committed equity financing facilities (the “CEFFs”) with Kingsbridge Capital Limited for the purpose of satisfying up to $3 million of its obligations under its loan with Novaquest, a strategic investment group of Quintiles Transnational Corp. (the “Novaquest Loan”), (b) March 21, 2010, the Company may issue shares of Common Stock pursuant to the CEFFs for any purpose (but in no event may the aggregate shares of Common Stock issued under the CEFFs pursuant to (a) and (b) prior to May 4, 2010 exceed, in the aggregate, 2.0% of the Company’s outstanding Common Stock), and (c) May 5, 2010, there will be no limitation on the Company’s issuance of shares of Common Stock pursuant to the CEFFs.  Other exceptions to the “lock-up” include the Company's right to issue securities (i) in connection with strategic alliances involving the Company and other entities and (ii) to Quintiles Transnational Corp. in connection with the restructuring or satisfaction of its obligations in whole or in part with respect to the Novaquest Loan.

As of December 31, 2009, the Company had cash and marketable securities of $15.7 million, representing a net decrease of $1.9 million from the previous quarter ended September 30, 2009, primarily due to: (i) $6.0 million used for operating activities and $0.2 million used for debt service, partially offset by (ii) aggregate proceeds of $4.3 million from the issuance of 4.6 million shares of Common Stock pursuant to financings under the Company’s Committed Equity Financing Facilities.  The Company had approximately 126.4 million shares of Common Stock outstanding as of both December 31, 2009 and February 16, 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement dated February 18, 2010 by and between Discovery Laboratories, Inc. and Lazard Capital Markets LLC.
4.1	Form of Warrant.
5.1	Opinion of Sonnenschein Nath & Rosenthal LLP.
23.1	Consent of Sonnenschein Nath & Rosenthal LLP (included in its opinion files as Exhibit 5.1 hereto)
99.1	Press Release dated February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and interim
Chief Executive Officer

Date:  February 18, 2010